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Exhibit 16.1

PricewaterhouseCoopers LLP
Ten Almaden Boulevard
Suite 1600
San Jose CA 95113
Telephone (408) 817-3700
Facsimile (408) 817-5050

January 11, 2006

Securities and Exchange Commission
100 F Street NE
Washington, D.C. 20549

Dear Commissioners:

        We have read the statements made by Techwell, Inc. included in the section "Change in Independent Registered Public Accounting Firm" included in the Registration Statement of Techwell, Inc. on Form S-1 dated January 11, 2006. We agree with the statements concerning our Firm made in this section of the Registration Statement.

Yours truly,

/s/  PRICEWATERHOUSECOOPERS LLP

San Jose, California

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  Exhibit 16.1 LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANTS